UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Mirati Therapeutics, Inc.

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MIRATI THERAPEUTICS, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 12, 2020

NOTICE AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 12, 2020

To the Stockholders of Mirati Therapeutics, Inc.:
Notice is hereby given that the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Mirati Therapeutics, Inc., a Delaware corporation, will be held on Tuesday, May 12, 2020, beginning promptly at 9:00 a.m., Pacific Time. You are being asked to vote on the following matters:
1.To elect the nine nominees for director named in the accompanying proxy statement to serve for the ensuing year and until their successors are elected.
2.To approve, on an advisory basis, compensation paid to our named executive officers as disclosed in this proxy statement.
3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.
4.To conduct any other business properly brought before the meeting.
The accompanying proxy statement contains additional information and should be carefully reviewed by stockholders.
The Annual Meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/MRTX2020. You will not be able to attend the Annual Meeting in person.
Our Board of Directors has fixed the close of business on March 19, 2020, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. We intend to mail these proxy materials on or about April 17, 2020 to all stockholders as of the record date.
Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your vote is counted at the Annual Meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 12, 2020 at 9:00 a.m. Pacific Time via live webcast at www.virtualshareholdermeeting.com/MRTX2020.
The proxy statement and annual report to stockholders are available at http://www.materials.proxyvote.com/60468T

By Order of the Board of Directors,

Charles M. Baum, MD, PhD President and Chief Executive Officer
San Diego, California
April 17, 2020

2020 PROXY STATEMENT
INTRODUCTION
The Board of Directors of Mirati Therapeutics, Inc., a Delaware corporation ("Mirati," the "Company," "we," "us" or "our"), has made these proxy materials available to you on the Internet and has delivered these proxy materials to you in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders ("Annual Meeting"). The Annual Meeting will be a virtual meeting, conducted via live webcast on the Internet at www.virtualshareholdermeeting.com/MRTX2020 on Tuesday, May 12, 2020, at 9:00 a.m. (Pacific Time), or at any adjournment or postponement thereof, for the purposes stated herein.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (sometimes referred to as the "Board") of Mirati is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
We intend to mail these proxy materials on or about April 17, 2020 to all stockholders of record.
What is the format of the Annual Meeting?
We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Any stockholder may listen to the Annual Meeting and participate live via webcast at www.virtualshareholdermeeting.com/MRTX2020. The webcast will begin at 9:00 a.m. Pacific Time on May 12, 2020.

•	Stockholders may vote and submit questions during the Annual Meeting via live webcast.

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To enter the meeting, please have your 16-digit control number which is available on your proxy card. If you do not have your 16-digit control number, you will be able to listen to the meeting only and you will not be able to vote or submit questions during the meeting.

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Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MRTX2020.

How do you determine if a stockholder is eligible to vote?
Only stockholders of record as of the close of business on March 19, 2020, the record date, are entitled to notice of and to vote at the Annual Meeting. On the record date, 43,502,829 shares of our common stock were issued, outstanding and entitled to vote. Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. We will have a quorum to conduct the business of the Annual Meeting if the holders of at least 40% of the outstanding shares of our common stock entitled to vote are present themselves or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.
Can I attend the Annual Meeting?
We will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/MRTX2020. The webcast will start at 9:00 a.m., Pacific Time, on May 12, 2020. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet.
What do I need in order to be able to participate in the Annual Meeting online?

You will need the 16-digit control number included on your proxy card in order to be able to vote your shares or submit questions during the meeting. If you do not have your 16-digit control number, you will be able to listen to the meeting only—you will not be able to vote or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MRTX2020.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 19, 2020, the record date, will be entitled to vote at the Annual Meeting. On the record date, there were 43,502,829 shares of our common stock outstanding and entitled to vote. A list of stockholders of record will be made available for inspection by stockholders for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/MRTX2020.
Stockholder of Record: Shares Registered in Your Name
If on March 19, 2020, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 19, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote at the Annual Meeting:

•	Election of the nine nominees for director named in the proxy statement;

•	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement; and

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.
How do I vote?
For the election of directors, you may either vote "For" all nominees or you may "Withhold" your vote for any nominee you specify. For any other matter to be voted on, you may vote "For" or "Against" or you may abstain from voting. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy using the enclosed proxy card. Alternatively, you may vote by proxy either by telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.

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To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 11, 2020 to be counted.

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To vote on the Internet, go to www.proxyvote.com and follow the instructions to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on May 11, 2020 to be counted.

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To vote using the proxy card, simply complete, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote during the Annual Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/MRTX2020.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 19, 2020.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of all nominees for director as described in Proposal 1, "For" the approval of the stockholder advisory vote on the compensation of our named executive officers as described in Proposal 2, and "For" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 as described in Proposal 3.
If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

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You may send a timely written notice that you are revoking your proxy to our Investor Relations at 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121. To be timely, a written notice revoking your proxy must be received by May 11, 2020.

•	You may vote during the Annual Meeting which will be hosted via the Internet.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent with respect to changing your vote.
When are stockholder proposals and director nominations due for the 2021 Annual Meeting of Stockholders?
To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 18, 2020, to the attention of our Investor Relations at 9393 Towne Centre Drive, Suite 200, San Diego, California 92121. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If you wish to submit a proposal (including a director nomination) at the 2021 Annual Meeting of Stockholders that is not to be included in next year's proxy materials, your written request must be received by our Investor Relations between January 12, 2021 and February 11, 2021. You are also advised to review our Bylaws, as amended, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to any proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for proposals 2 and 3 and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
If your shares are held by your broker, bank or other agent as your nominee (that is, in "street name"), that nominee will provide you with a voting instruction form. Please follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules and interpretations of the NASDAQ Stock Market Listing Rules on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions and include the ratification of the selection of our independent registered public accounting firm. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, which include the election of directors, and advisory approval of executive compensation, the shares will be treated as broker non-votes.
What are "broker non-votes"?
A "broker non-vote" occurs when a broker submits a proxy card with respect to shares held in street name on behalf of a beneficial owner but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. These un-voted shares are counted as broker non-votes.
How many votes are needed to approve each proposal?

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For Proposal 1, regarding the election of directors, the nine nominees named in this proxy statement receiving the most "For" votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" or "Withheld" will affect the outcome.

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To be approved, Proposal 2, regarding the approval on an advisory basis of the compensation paid to our named executive officers, must receive "For" votes from the holders of shares of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote.

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To be approved, Proposal 3, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2020 must receive "For" votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least 40% of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 43,502,829 shares outstanding and entitled to vote. Thus, the holders of at least 17,401,132 shares must be present or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the Internet?
The proxy statement and annual report to stockholders are available at http://www.materials.proxyvote.com/60468T.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine members, all of whom have been nominated for re-election as a director this year: Charles M. Baum, M.D., Ph.D.; Bruce L.A. Carter, Ph.D.; Julie M. Cherrington, Ph.D.; Aaron I. Davis; Henry J. Fuchs, M.D.; Michael Grey; Faheem Hasnain; Craig Johnson; and Maya Martinez-Davis. Each nominee for director is to be elected at the Annual Meeting to serve until our 2021 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each of the nominees is currently a director of Mirati.

Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting. The nine nominees named in the proxy statement receiving the most "For" votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted "For" the election of the nine nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, "For" the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
EACH NOMINEE NAMED ABOVE

Name	Age(1)	Position
Charles M. Baum, M.D., Ph.D.	61	President and Chief Executive Officer, Director
Bruce L.A. Carter, Ph.D.(2)(3)(5)	76	Director
Julie M. Cherrington, Ph.D.*(5)	62	Director
Aaron I. Davis	41	Director
Henry J. Fuchs, M.D.(3)(4)(5)	62	Director
Michael Grey(4)(5)	67	Director
Faheem Hasnain	61	Chairman of the Board
Craig Johnson(2)(4)	58	Director
Maya Martinez-Davis(2)(3)	50	Director

*	Dr. Cherrington was appointed to the Company's Board of Directors on June 27, 2019.

(1)	Respective ages are as of December 31, 2019.

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Nominating and Corporate Governance Committee

(5)	Member of the Research and Development Committee

 Charles M. Baum, M.D., Ph.D. has served as our President and Chief Executive Officer and member of our Board of Directors since November 2012. From June 2003 to September 2012, he was at Pfizer as Senior Vice President for Biotherapeutic Clinical Research within Pfizer's Worldwide Research & Development division and as Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer's Biotherapeutics and Bioinnovation Center. From 2000 to 2003, he was responsible for the development of several oncology compounds at Schering-Plough Corporation (acquired by Merck). His career has included academic and hospital positions at Stanford University and Emory University, as well as positions of increasing responsibility within the pharmaceutical industry at SyStemix, Inc. (acquired by Novartis AG), G.D. Searle & Company (acquired by Pfizer), Schering-Plough Corporation (acquired by Merck) and Pfizer. Dr. Baum currently serves on the board of directors of Immunomedics, Inc. and was on the board of directors of Array BioPharma Inc. from 2014 until its acquisition by Pfizer in July 2019. Dr. Baum received his M.D. and Ph.D. (Immunology) degrees from Washington University School of Medicine in St. Louis, Missouri and completed his post-doctoral training at Stanford University.

Dr. Baum's experience in the pharmaceutical industry provides our Board of Directors with subject matter expertise. In addition, through his position as President and Chief Executive Officer of the Company and his past position as Chief Medical Officer for Pfizer's Biotherapeutics and Bioinnovation Center, Dr. Baum has acquired the operational expertise, which we believe qualifies him to serve on our Board of Directors.

Bruce L.A. Carter, Ph.D. has served as a member of our Board of Directors since September 2016. Dr. Carter currently serves as a director of Dr. Reddy’s Laboratories Limited and Enanta Pharmaceuticals, Inc. Dr. Carter is an affiliate Professor in the Department of Biotechnology at the University of Washington, Seattle Washington, a position he has held since 1986. Dr. Carter served on the Board of Xencor, Inc. from 2009 to 2017. Dr. Carter served on the board for QLT, Inc. from 2006 to 2012. Dr. Carter served as Executive Chairman of Immune Design Corp. a privately-held biotechnology company from 2009 to 2011, and he served as a director from 2009 to 2012. From 1998 to 2009, Dr. Carter served as President and Chief Executive Officer of ZymoGenetics, Inc., a publicly-held biotechnology company, and as its Chairman of the Board from 2005 until it was acquired by Bristol-Myers Squibb in October 2010. From 1994 to 1998 Dr. Carter was the Chief Scientific Officer of Novo Nordisk, a publicly-held pharmaceutical company. Previously, he held positions in research at Zymogenetics and G.D. Searle & Co. Ltd. Dr. Carter received a B.Sc. with Honors in Botany from the University of Nottingham, England, and a Ph.D. in Microbiology from Queen Elizabeth College, University of London.

We believe that Dr. Carter's experience as an executive and his breadth of knowledge and valuable understanding of the pharmaceutical industry qualify him to serve on our Board of Directors.

Julie M. Cherrington, PhD. has served as a member of our Board of Directors since June 2019. Dr. Cherrington is currently the President and Chief Executive Officer of Arch Oncology, Inc. a clinical-stage immuno-oncology company developing novel anti-CD47 mAbs, a position she has held since October 2017. Previously, she has served as President and Chief Executive Officer at several other oncology companies, including Revitope Oncology, Inc. from September 2015 to April 2017, Zenith Epigenetics from 2014 to 2015, and Pathway Therapeutics, a company advancing targeted kinase inhibitors for the treatment of cancer, from 2009 to 2013. In addition, she served as President and Executive Vice President, R&D at Phenomix Corporation. Earlier in her career, Dr. Cherrington was Vice President of Preclinical and Clinical Research at SUGEN, a Pharmacia/Pfizer company. Dr. Cherrington began her career at Gilead Sciences, where she held a range of positions of increasing responsibility. She is also currently on the board of directors of Que Oncology. Dr. Cherrington holds a B.S. in biology and an M.S. in microbiology from the University of California, Davis. She earned a Ph.D. in microbiology and immunology from the University of Minnesota and Stanford University. She completed a postdoctoral fellowship at the University of California, San Francisco.

We believe that Dr. Cherrington’s experience as an executive and her breadth of knowledge and valuable understanding of the pharmaceutical industry qualify her to serve on our Board of Directors.

Aaron I. Davis has served as a member of our Board of Directors since December 2018. Mr. Davis co-founded Boxer Capital, LLC (“Boxer Capital”), the healthcare arm of the Tavistock Group, where he has served as portfolio manager since 2005 and as Chief Executive Officer since 2012. At Boxer Capital, Mr. Davis is responsible for identifying, evaluating and structuring investment opportunities in private and public biotechnology companies. Since 2016, Mr. Davis has served as the Executive Chairman of CiVi Biopharma, Inc. and as a member of the Board of Directors of Odonate Therapeutics, Inc. (NASDAQ:ODT) and Sojournix, Inc. From 2006 to 2008, he served as a member of the Board of Directors of Kalypsys, Inc. Prior to joining the Tavistock Group, Mr. Davis worked in the Global Healthcare Investment Banking and Private Equity Groups at UBS Warburg, LLC. Mr. Davis received an M.A. degree in biotechnology from Columbia University and a B.B.A. degree in finance from Emory University.

We believe Mr. Davis' experience serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences qualifies him to serve on our Board of Directors.

Henry J. Fuchs, M.D. has served as a member of our Board of Directors since February 2012. Dr. Fuchs served on the Board of Directors of Genomics Health, Inc. until its acquisition in 2019 by Exact Sciences and was on the Board of Directors of Ardea Biosciences, Inc. from 1996 until its acquisition by AstraZeneca PLC in 2012. Dr. Fuchs has served as the President of Worldwide Research & Development at BioMarin Pharmaceutical Inc. since September 2016 and as the Executive Vice President and Chief Medical Officer from March 2009 to August 2016. From September 2005 to December 2008, Dr. Fuchs was Executive Vice President and Chief Medical Officer of Onyx Pharmaceuticals, Inc. From 1996 to 2005, Dr. Fuchs served in multiple roles of increasing responsibility at Ardea Biosciences, Inc., first as Vice President, Clinical Affairs, then as President and Chief Operating Officer, and finally as Chief Executive Officer. From 1987 to 1996, Dr. Fuchs held various positions at Genentech Inc. Dr. Fuchs received a B.A. in Biochemical Sciences from Harvard University, and an M.D. from George Washington University.

We believe that Dr. Fuchs' experience as an executive and his breadth of knowledge and valuable understanding of the pharmaceutical industry qualify him to serve on our Board of Directors.

Michael Grey has served as a member of our Board of Directors since November 2014. Mr. Grey is currently a director of BioMarin Pharmaceutical, Inc. and Horizon Therapeutics, plc, public pharmaceutical companies. Mr. Grey currently serves as

Chairman of Mirum Pharmaceuticals, Inc. and Curzion Pharmaceuticals, Inc. and Executive Chairman of Amplyx Pharmaceuticals, Reneo Pharmaceuticals and Spruce Biosciences. He was previously President and Chief Executive Officer of Amplyx from October 2015 to December 2016, and Reneo from October 2014 to December 2017. He recently served as President and Chief Executive Officer of Lumena Pharmaceuticals, Inc., a privately-held biotechnology company before it was acquired by Shire. Mr. Grey also serves as a Venture Partner with Pappas Ventures, a life sciences venture capital firm, since January 2010. Between January and September 2009, he served as President and Chief Executive Officer of Auspex Pharmaceuticals, Inc., a private biotechnology company. From January 2005 until its acquisition in August 2008, Mr. Grey was President and Chief Executive Officer of SGX Pharmaceuticals, Inc., a public biotechnology company, where he previously served as President from June 2003 to January 2005 and as Chief Business Officer from April 2001 until June 2003. Prior to joining SGX Pharmaceuticals, Inc., Mr. Grey acted as President, Chief Executive Officer and Board member of Trega Biosciences, Inc., a biotechnology company. From November 1994 to August 1998, Mr. Grey was the President of BioChem Therapeutic, Inc., the pharmaceutical operating division of BioChem Pharma, Inc. During 1994, Mr. Grey served as President and Chief Operating Officer for Ansan, Inc., a pharmaceutical company. From 1974 to 1993, he served in various roles with Glaxo, Inc. and Glaxo Holdings, plc, culminating in the position of Vice President, Corporate Development. He received a B.Sc. in chemistry from the University of Nottingham, United Kingdom.

We believe that based on Mr. Grey's experience as an executive in the biopharmaceutical industry and his breadth of knowledge and valuable understanding of the pharmaceutical industry qualify him to serve on our Board of Directors.

Faheem Hasnain has served as a member of our Board of Directors and as Chairman of the Board since February 2019. Mr. Hasnain is the Co-Founder and served as Chairman and Chief Executive Officer of Gossamer Bio, Inc. from its inception through July 2018, at which time he became its Executive Chairman. Prior to that, Mr. Hasnain served as President, Chief Executive Officer and as a director of Receptos from November 2010 until the company’s acquisition by Celgene in August 2015. Prior to joining Receptos, Mr. Hasnain was the President and Chief Executive Officer and a director of Facet Biotech Corporation. He held that position from December 2008 until the company’s acquisition by Abbott Laboratories in April 2010. Previously, Mr. Hasnain was President, Chief Executive Officer and a director of PDL BioPharma, Inc. from October 2008 until Facet Biotech was spun off from PDL BioPharma in December 2008. From October 2004 to September 2008, Mr. Hasnain served at Biogen Inc., most recently as Executive Vice President in charge of the oncology/rheumatology strategic business unit. Prior to Biogen, Mr. Hasnain held roles with Bristol-Myers Squibb, where he was President of Oncology Therapeutics Network, and for 14 years at GlaxoSmithKline and its predecessor organizations. He serves as Chairman of the board of directors of SENTE, Inc., Tocagen, Inc. and Vital Therapies, Inc., and as a member of the board of directors of Kura Oncology, Inc. He previously served as Chairman of the board of directors of Ambit Biosciences Corporation and served as a member of the board of directors of Aragon Pharmaceuticals, Seragon Pharmaceuticals, Inc., Pernix Sleep, Inc., Somaxon Pharmaceuticals, Inc. and Tercica, Inc. Mr. Hasnain received a B.H.K. and B.Ed. from the University of Windsor Ontario in Canada.

We believe Mr. Hasnain's leadership and experience as an executive and his breadth of knowledge and valuable understanding of the pharmaceutical industry qualify him to serve on our Board of Directors.

Craig Johnson has served as a member of our Board of Directors since September 2013. He also serves as a director of Heron Therapeutics, Inc., a director of La Jolla Pharmaceutical Company and a director of Odonate Therapeutics, Inc. Mr. Johnson served as a director of GenomeDx Biosciences, Inc. from 2015 to 2018, a director of Adamis Pharmaceuticals Corporation from 2011 to 2014 and a director of Ardea Biosciences, Inc. from 2008 until its acquisition by AstraZeneca PLC in 2012. From 2004 through its acquisition by Raptor Pharmaceuticals Corp. in 2009, Mr. Johnson served as Vice President and Chief Financial Officer of TorreyPines Therapeutics, Inc. and, from 2009 to 2010, as Vice President of a wholly-owned subsidiary of Raptor Pharmaceuticals Corp. From 1994 to 2004, he held various positions at MitoKor, Inc., most recently serving as Chief Financial Officer and Senior Vice President of Operations. Mr. Johnson practiced as a Certified Public Accountant with Price Waterhouse, and he received a B.B.A. degree in accounting from the University of Michigan-Dearborn.

We believe Mr. Johnson's leadership and experience and skills in accounting and finance qualify him to serve on our Board of Directors.

Maya Martinez-Davis has served as a member of our Board of Directors since December 2018. Ms. Martinez-Davis currently serves as President, US Pharmaceuticals at GlaxoSmithKline plc., a position she has held since January 2020. Ms. Martinez-Davis was previously President of the Biopharma Latin America business for Merck KGaA, Darmstadt, Germany, and prior to that served as Senior Vice President and Head of Global Oncology for the biopharma business. Prior to joining Merck, Ms. Martinez-Davis worked at Pfizer, Inc. as a senior executive for over a decade, where she exercised her vast cross-border, regional and global leadership experience to boost sales growth and market penetration in the areas of oncology, vaccines and specialty portfolios. In her last role, Ms. Martinez-Davis was leading the Oncology US Business. Ms. Martinez-Davis holds an undergraduate degree from Saint Louis University and a Master’s in business leadership and marketing from the IE Business Institute in Madrid, Spain.

We believe Ms. Martinez-Davis' experience as an executive and her breadth of knowledge and valuable understanding of the pharmaceutical industry qualify her to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Composition and Independence
Our business and affairs are organized under the direction of our Board of Directors. The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required.
Our Board of Directors has determined that seven of our nine directors nominated for re-election, Bruce L.A. Carter, Ph.D., Julie M. Cherrington, Ph.D., Aaron I. Davis, Henry J. Fuchs, M.D., Michael Grey, Craig Johnson, and Maya Martinez-Davis, are independent directors, as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules.
Each director serves until the next annual meeting of stockholders following such director's election to the Board of Directors and until his or her successor is duly elected and qualified. The authorized size of our Board of Directors is currently nine members. The authorized number of directors may be changed only by resolution of the Board of Directors. Our directors may be removed with or without cause by the affirmative vote of the holders of a majority of our voting stock.
Stockholder Communications with the Board of Directors
Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Investor Relations of Mirati Therapeutics, Inc. at 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121. Each communication must set forth: the name and address of our stockholder on whose behalf the communication is sent and the number of Company shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by our Investor Relations to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by our Investor Relations to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.mirati.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the amendment or waiver on our website. Note that the information on our website is not incorporated by reference in this Proxy Statement.

Board of Directors Leadership Structure

The Board of Directors has a Chairman of the Board, Mr. Hasnain, who has authority, among other things, to call and preside over Board of Directors meetings, to set meeting agendas, and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman has substantial ability to shape the work of the Board of Directors. In addition, we have a separate chair for each committee of the Board of Directors. The chairs of each committee are expected to report at least annually to the Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of our business and affairs. In addition, we believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management's actions are in our best interests and the best interests of our stockholders. As a result, we believe that having a separate Chairman can enhance the effectiveness of the Board of Directors as a whole.
Role of the Board of Directors in Risk Oversight
The Audit Committee of the Board of Directors is primarily responsible for overseeing our risk management processes on behalf of the Board of Directors. The Audit Committee receives reports from management at least annually regarding our assessment of risks. In addition, the Audit Committee reports regularly to the Board of Directors, which also considers our risk profile. The Audit Committee and the Board of Directors focus on the most significant risks we face and our general risk management strategies. While the Board of Directors oversees our risk management, management is responsible for day-to-day risk management processes. The Board of Directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Board of Directors leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of its business and affairs, supports this approach.
Meetings of the Board of Directors
The Board of Directors held 6 meetings during 2019. Each Board member attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
We encourage, but do not require, our Board of Directors to attend our annual meeting of stockholders. Dr. Baum and Mr. Hasnain attended our 2019 Annual Meeting of Stockholders.
Information Regarding Committees of the Board of Directors
The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Research and Development Committee.
The following table provides membership and meeting information for fiscal year 2019 for each of the committees of the Board of Directors as of December 31, 2019:

Name	Audit	Compensation	Nominating and Corporate Governance	Research and Development
Bruce L.A. Carter, Ph.D.	X	X*		X
Julie M. Cherrington, Ph.D.(1)				X*
Aaron I. Davis
Henry J. Fuchs, M.D.		X	X*	X
Michael Grey			X	X
Faheem Hasnain
Craig Johnson**(2)(3)	X*		X
Maya Martinez-Davis(2)	X	X
Total meetings in 2019	4	6	2	4

*	Committee Chairperson

**	Financial Expert

(1)	In June 2019, Dr. Cherrington was appointed as chair of the Research and Development Committee.

(2)	In June 2019, Ms. Martinez-Davis was appointed to the Compensation Committee and Mr. Johnson was removed from the Compensation Committee.

(3)	In June 2019, Mr. Johnson was appointed to the Nominating and Corporate Governance Committee.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to us.
Below is a description of each committee of the Board of Directors.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties of the Audit Committee of the Board of Directors include assisting the Board of Directors in its oversight of:

•	the quality and integrity of our financial statements and reports;

•	our accounting and financial reporting process, system of internal controls over financial reporting and audit process;

•	compliance with, and process for monitoring compliance with, legal and regulatory requirements;

•	the independent auditors' qualifications, independence and performance;

•	our legal, regulatory and ethical compliance programs as established by management and the Board of Directors; and

•	pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.
The current members of the Audit Committee are Mr. Johnson (chair), Dr. Carter, and Ms. Martinez-Davis. The Audit Committee met four times during 2019. Our Board of Directors has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A) of the NASDAQ listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with NASDAQ audit committee requirements.
Our Board of Directors has determined that Mr. Johnson qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NASDAQ Listing Rules. In making this determination, our Board of Directors has considered formal education and the nature and scope of experience each has previously had with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.
The Audit Committee charter can be found on our website at www.mirati.com in the Corporate Governance section.
Report of the Audit Committee of the Board of Directors
        The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Audit Committee
Craig Johnson, Chair
Bruce L.A. Carter, Ph.D.
Maya Martinez-Davis
Compensation Committee
The principal duties of the Compensation Committee of the Board of Directors include:

•	reviewing and approving our overall compensation strategy and policies;

•	reviewing and approving corporate performance goals, compensation and other terms of employment of our executive officers;

•	reviewing the compensation of our non-employee directors;

•	administering our stock option and purchase plans; and

•	reviewing, discussing with management and approving the annual report on executive compensation for purposes of disclosure to our stockholders.

The Compensation Committee reviews and approves overall compensation strategies and policies. In exercising these duties, the Compensation Committee ensures that our compensation programs, particularly in connection with bonus targets, are aligned with the interests of our stockholders and other stakeholders.
The current members of the Compensation Committee are Dr. Carter (chair), Dr. Fuchs, and Ms. Martinez-Davis. Our Board of Directors has determined that all such members are independent under the NASDAQ Listing Rules, and "non-employee directors" as defined in Rule 16(b)-3 promulgated under the Exchange Act. The Compensation Committee met six times during 2019.
Typically, the Compensation Committee holds meetings quarterly or with greater frequency, as it deems necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisers to the compensation committee, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, the Compensation Committee engaged Radford as compensation consultants. Radford was selected based upon its reputation and experience as compensation consultants and in its work with companies similar to Mirati. The Compensation Committee requested that Radford conduct an evaluation of current market compensation practices to benchmark against our current compensation practices.
Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. During 2014, the Compensation Committee formed a New Hire Non-Officer Stock Option Subcommittee, currently composed of the Chief Executive Officer and the Chief Accounting Officer, to which it delegated authority to grant, without any further action required by the Compensation Committee, equity awards to newly hired employees and newly promoted employees who are not our executive officers, within pre-established guidelines.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.
The Compensation Committee charter can be found on our website at www.mirati.com in the Corporate Governance section.

Nominating and Corporate Governance Committee
The principal duties of the Nominating and Corporate Governance Committee of the Board of Directors are to develop and implement a set of corporate governance principles and policies, including a code of business conduct and ethics, assess the performance of the Board of Directors, its committees and the contributions of individual directors, and review and oversee management succession planning. As part of this process the Nominating and Corporate Governance Committee periodically reviews and assesses these policies and principles and their application and recommends to the Board of Directors any changes to such policies and principles. The principal duties of the Nominating and Corporate Governance Committee in connection with the nomination of directors are to evaluate the size of the Board of Directors; identify the skill sets currently available and skill sets that may be required; and recommend to the Board of Directors the director nominees to be put before the stockholders at our annual meeting.
The current members of the Nominating and Corporate Governance Committee are Dr. Fuchs (chair), Mr. Grey, and Mr. Johnson. Our Board of Directors has determined that all such members are independent under Rule 5605(a)(2) of the NASDAQ listing standards. The Nominating and Corporate Governance Committee met two times during 2019.
The Nominating and Corporate Governance Committee believes that candidates for director, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee may consider our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are assessed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121, Attn: Investor Relations, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year's annual meeting. Submissions must include (1) the name and address of the stockholder on whose behalf the submission is made; (2) number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) description of the proposed candidate's business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate's qualifications as a director and (7) any other information required by our Bylaws. The Nominating and Corporate Governance Committee may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such proposed nominee.
The Nominating and Corporate Governance Committee charter can be found on our website at www.mirati.com in the Corporate Governance section.
Research and Development Committee
The purpose of the Research and Development Committee of the Board of Directors is to review and provide advice for the Company’s research and development programs on behalf of the Board, including (i) to assist the Board in its oversight of the Company’s strategic direction and investment in research and development, (ii) to identify and discuss significant emerging trends and issues in science and technology and consider the impact of such on the Company’s research and development, and (iii) to provide advice to the Company’s management and to the Board in connection with the allocation, deployment, utilization of, and investment of resources in the Company’s research and development. The principal duties of the Research and Development Committee of the Board of Directors include:

•	reviewing research and development programs from a scientific perspective;

•	reviewing and providing strategic recommendations to the Board regarding the Company’s research and development programs;

•	providing strategic advice and counsel to, and providing oversight over, the Company’s research and development organizations and personnel;

•	assisting Company’s management in identifying and recommending experts to provide strategic technical advice regarding the Company’s research and development programs and initiatives; and

•	identifying and discussing new and emerging trends in health care, pharmaceutical science, and technology to assist Company’s management.
The current members of the Research and Development Committee are Dr. Cherrington (chair), Dr. Fuchs, Dr. Carter and Mr. Grey. The Research and Development Committee met 4 times during 2019.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and Section 14A of the Exchange Act, the Company's stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company's named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders' interests.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company's named executive officers as described in this proxy statement by casting a non-binding advisory vote "FOR" the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected the San Diego, California, United States office of Ernst & Young, LLP ("Ernst & Young") as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws, as amended, nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.
The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2019 and 2018 by Ernst & Young, our principal accountant for those years. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2019	2018
Audit Fees(1)	$703,732	$622,368
Audit-Related Fees	—	—
Tax Fees(2)	134,424	58,665
All Other Fees(3)	1,940	1,975
Total Fees	$840,096	$683,008

(1)
2019 and 2018 Audit Fees consist of fees billed for professional services by Ernst & Young for the annual audit of our financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q. Audit Fees also include fees for services associated with accounting consultations, public offering filings, review of our Form 8-Ks, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees consist of services related to the preparation of our corporate tax returns in the U.S. and Canada and fees related to an IRS Code Section 382 analysis.

(3)	All Other Fees for both 2019 and 2018 consist of license fees for a web-based accounting research tool.
In connection with the audit of the 2019 financial statements, we entered into an engagement agreement with Ernst & Young which sets forth the terms under which Ernst & Young performed audit services for us. The agreement is subject to alternative dispute resolution procedures.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee must pre-approve the audit and non-audit services rendered by the Company's independent registered public accounting firm. Effective March 2015, the Audit Committee delegated authority for pre-approval to its Chair.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of March 31, 2020:

Name	Age	Title
Charles M. Baum, M.D., Ph.D.	61	President and Chief Executive Officer, Director
Isan Chen, M.D.	57	Executive Vice President and Chief Medical and Development Officer
James Christensen, Ph.D.	51	Executive Vice President and Chief Scientific Officer
Daniel Faga	40	Executive Vice President and Chief Operating Officer
Benjamin Hickey	45	Executive Vice President and Chief Commercial Officer

The following is biographical information for our executive officers other than Dr. Baum, whose biographical information is included under Proposal 1.
Isan Chen, M.D. has served as our Executive Vice President and Chief Medical and Development Officer since September 2013. Dr. Chen is board certified in Internal medicine, hematology and medical oncology with experience in oncology and clinical trials from first-in-humans through global registrational studies. He has experience in oncology clinical development and interactions with regulatory agencies in the United States and Europe. From 2010 to 2013, he served as the Chief Medical Officer of Aragon Pharmaceuticals, which was acquired by Johnson & Johnson in 2013. At Aragon Pharmaceuticals, Dr. Chen was responsible for the clinical development strategy of all the company's programs, including prostate and breast cancer. From 2004 to 2010, Dr. Chen was with Pfizer, most recently serving as Vice President of tumor strategy. While at Pfizer, he was also the clinical lead for Sutent, a multiple kinase inhibitor, for the treatment of renal cell carcinoma, an indication for which the drug secured FDA approval in 2006. He was also the clinical lead for the Phase 1 studies of crizotinib and CDK 4/6 inhibitor palbociclib. Dr. Chen completed his hematology/oncology fellowship at University of California, San Diego. Before joining Pfizer, Dr. Chen practiced medicine as a staff physician at City of Hope Medical Center and later as an assistant professor at the University of Texas, M.D. Anderson Cancer Center.

James Christensen, Ph.D. has served as our Executive Vice President since December 2018 and Chief Scientific Officer since January 2014, Senior Vice President from January 2014 through December 2018, and Vice President, Research from June 2013 through January 2014. Prior to joining us, he held various positions at Pfizer from 2003 to 2013, the most recent of which was Senior Director of Oncology Precision Medicine in the Oncology Research Unit. Dr. Christensen joined Pfizer in 2003 and his responsibilities there included leading nonclinical research efforts for oncology programs including sunitinib malate research activities and leading the nonclinical and translational biology efforts for other research and development programs, including crizotinib. Dr. Christensen participated as a member of the Cancer Research or Oncology Research Unit leadership team from 2005 to 2013. Prior to 2003, Dr. Christensen was a Group Leader on the Preclinical Research and Exploratory Development team at SUGEN, Inc., which was acquired by Pharmacia Corporation, now owned by Pfizer. Dr. Christensen began his career in 1998 at Warner Lambert, now owned by Pfizer, with research focus in RTK biology and RTK pathway biomarker development in the oncology therapeutic area. Dr. Christensen participates on the editorial boards for Cancer Research and Molecular Cancer Therapeutics. Dr. Christensen received a Ph.D. in molecular pharmacology from North Carolina State University with dissertation research directed toward characterization of mechanisms of apoptosis dysregulation during the process of carcinogenesis.

Daniel Faga has served as our Executive Vice President and Chief Operating Officer since January 2020. Mr. Faga served as the Chief Business Officer for Spark Therapeutics, Inc. from May 2016 through December 2019, where he was responsible for the Corporate Strategy & Public Affairs organization including leadership of corporate strategy, portfolio and new product planning, patient advocacy, business development, alliance management, asset & program management and corporate communications functions. From July 2009 until April 2016, Mr. Faga was a Managing Director at Centerview Partners, an investment banking and advisory firm, where he served as a founding member of Centerview's healthcare advisory practice. Prior to Centerview, Mr. Faga worked at Merrill Lynch in its healthcare investment banking group and as a management consultant in the Life Sciences Practice at PRTM. Mr. Faga earned a B.S. in Engineering from Cornell University and an M.B.A. in Health Care Management from The Wharton School at the University of Pennsylvania.

Benjamin Hickey has served as our Executive Vice President and Chief Commercial Officer since January 2020. Mr. Hickey served as Senior Vice President and Chief Commercial Officer of Halozyme Therapeutics, Inc. from September 2018 through November 2019, where he was responsible for the global commercial strategy for its oncology portfolio. Prior to Halozyme, Mr. Hickey served from August 2016 to September 2018 as the General Manager UK & Ireland at Bristol-Myers Squibb, a global biopharmaceutical company, overseeing an organization of more than 300 people across the virology, immuno-science, oncology and cardiovascular disease businesses. From March 2014 to August 2016, he served as Vice President Commercial, Immuno-Oncology for Bristol-Myers where he led a commercial team focused on the commercialization of Yervoy® and the launch preparedness of Opdivo®. From 2001 to March 2014, Mr. Hickey held positions of increasing responsibility at Bristol-Myers including Vice President, Hematology, responsible for all commercial activity for Sprycel® and Erbitux®. Mr. Hickey received his B.S. in Management and M.B.A. degrees from St. John's University in Queens, New York.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 1, 2020 by: (i) each director and nominee for director; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, except as otherwise noted. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options, warrants or other rights held by such persons that are exercisable as of April 30, 2020, which is 60 days after March 1, 2020.
Percentage of beneficial ownership is based on 43,498,287 shares of common stock outstanding as of March 1, 2020. Unless otherwise indicated, the address for the following stockholders is c/o Mirati Therapeutics, Inc., 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121.

	Beneficial Ownership(20)
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Boxer Capital, LLC(1)	9,502,273	19.99%
Avoro Capital Advisors(2)	3,913,435	8.98%
Perceptive Advisors LLC(3)	3,203,406	7.36%
Vanguard Group, Inc.(4)	3,067,611	7.05%
BlackRock Inc.(5)	2,756,699	6.34%
Directors and Named Executive Officers:
Charles M. Baum, M.D., Ph.D.(6)	844,976	1.91%
Isan Chen, M.D.(7)	311,516	*
James Christensen, Ph.D.(8)	186,680	*
Henry Fuchs, M.D.(9)	103,000	*
Craig Johnson(10)	80,000	*
Michael Grey(11)	70,156	*
Faheem Hasnain(12)	64,778	*
Aaron Davis(13)	62,163	*
Bruce L.A. Carter, Ph.D.(14)	45,000	*
Maya Martinez-Davis(15)	23,111	*
Julie Cherrington(16)	7,944	*
Jamie A. Donadio(17)	545	*
Chris LeMasters(18)	80	*
All executive officers and directors as a group(19) (13 persons)	1,799,949	4.10%

*	Represents beneficial ownership of less than one percent of our outstanding shares of common stock.

(1)
For the common stock holdings, information is based upon a Schedule 13D filed by Boxer Capital, LLC ("Boxer Capital") with the SEC on February 14, 2020 and information provided by the shareholder. Includes 2,257,317 shares of common stock held by Boxer Capital and Boxer Asset Management Inc., 6,510,966 shares of common stock held by Braslyn Ltd. ("Braslyn"), 253,338 shares of common stock held by MVA Investors, LLC ("MVA Investors"), and 333,676 shares beneficially owned by various individual employees of Boxer Capital-affiliated entities, including 62,163 beneficial shares owned by Aaron Davis, Chief Executive Officer of Boxer Capital, LLC, which includes 23,111 shares of common stock subject to options exercisable within 60 days of March 1, 2020. In January 2017, Boxer Capital, MVA Investors and Braslyn purchased 2,341,786, 51,047 and 4,865,430, respectively, warrants for common stock (the "January 2017 Warrants"), at a price of $5.599 per warrant share with an exercise price of $0.001 per share. In November 2017, Boxer Capital and Braslyn purchased 801,448 and 1,413,475, respectively, warrants for common stock (the "November 2017 Boxer Warrants") at a price of $12.999 per warrant share with an exercise price of $0.001 per share. Both the January 2017 Warrants and the November 2017 Boxer Warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 19.99% of the outstanding common stock after exercise. In January 2019, Boxer Capital completed a cashless exercise of 700,015 warrants for shares of common stock resulting in the issuance of 700,000 shares of common stock. In March 2019, Boxer Capital completed a cashless exercise of 425,006 warrants for shares of common stock and Braslyn completed a cashless exercise of 275,004 warrants for shares of common stock resulting in the issuance of 425,000 and 275,000 shares of common stock, respectively. In July 2019, Boxer Capital completed a cashless exercise of 725,008 warrants for shares of common stock resulting in the issuance of 725,000 shares of common stock. The beneficially owned shares reported herein for Boxer Capital include 4,036,844 shares exercisable subject to the January 2017 Warrants and the November 2017 Boxer Warrants. The address for Boxer Capital and MVA Investors, LLC is 11682 El Camino Real, Suite 320, San Diego, CA, 92130. The address for Boxer Asset Management Inc. and Braslyn Ltd. is c/o Cay House, EP Taylor Drive, N7776 Lyford Cay, New Providence, Bahamas.

(2)
Based upon a Schedule 13G/A filed by Avoro Capital Advisors LLC ("Avoro," formerly venBio Select Advisor LLC) with the SEC on February 14, 2020, which includes 3,850,200 shares of common stock. In June 2018, Avoro also purchased 63,235 warrants for common stock, at a price of $38.849 per warrant share with an exercise price of $0.001 per share (the "June 2018 Avoro Warrants"). The June 2018 Avoro Warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 9.99% of the outstanding common stock after exercise. The address for Avoro is 110 Greene Street, Suite 800, New York, NY 10012.

(3)
Based upon a Schedule 13G/A filed by Perceptive Advisors LLC ("Perceptive Advisors") with the SEC on February 14, 2020, reporting beneficial ownership of 3,203,406 shares as of December 31, 2019. The Schedule 13G reports that Perceptive Advisors, Joseph Edelman, and Perceptive Life Sciences Master Fund, Ltd., each have has shared voting power and shared dispositive power over 3,203,406 shares. The address for Perceptive Advisors is 51 Astor Place, 10th Floor, New York, NY 10003.

(4)
Based upon a Schedule 13G filed with the SEC on February 11, 2020 by Vanguard Group Inc. ("Vanguard") reporting beneficial ownership of 3,067,611 shares as of December 31, 2019. The Schedule 13G indicates that Vanguard has sole voting power with respect to 58,210 shares, sole dispositive power with respect to 3,005,575 shares, shared voting power with respect to 7,014 shares and shared dispositive power with respect to 62,036 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based solely upon a Schedule 13G/A filed by BlackRock Inc. ("BlackRock") with the SEC on February 5, 2020, reporting beneficial ownership of 2,756,699 shares as of December 31, 2019. The Schedule 13G/A reports that BlackRock has sole voting power over 2,700,891 shares and sole dispositive power with respect to 2,756,699 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(6)	Includes 740,801 shares subject to options exercisable within 60 days of March 1, 2020 and 104,175 shares owned directly by Dr. Baum.

(7)
Includes 272,115 shares subject to options exercisable within 60 days of March 1, 2020 and 39,401 shares owned directly by Dr. Chen, of which 110 shares are held in the Chen Family Trust of which Dr. Chen is co-trustee.

(8)	Includes 177,521 shares subject to options exercisable within 60 days of March 1, 2020 and 9,159 shares owned directly by Dr. Christensen.

(9)	Includes 103,000 shares subject to options exercisable within 60 days of March 1, 2020.

(10)	Includes 80,000 shares subject to options exercisable within 60 days of March 1, 2020.

(11)	Includes 67,900 shares subject to options exercisable within 60 days of March 1, 2020 and 2,256 shares owned directly by Mr. Grey.

(12)	Includes 64,778 shares subject to options exercisable within 60 days of March 1, 2020.

(13)	Includes 23,111 shares subject to options exercisable within 60 days of March 1, 2020 and 39,052 shares owned directly Mr. Davis.

(14)	Includes 45,000 shares subject to options exercisable within 60 days of March 1, 2020.

(15)	Includes 23,111 shares subject to options exercisable within 60 days of March 1, 2020.

(16)	Includes 7,944 shares subject to options exercisable within 60 days of March 1, 2020.

(17)	Includes 545 shares owned directly by Mr. Donadio.

(18)	Includes 80 shares owned directly Mr. LeMasters.

(19)	Includes the shares owned directly and shares subject to options exercisable within 60 days of March 1, 2020 referred to in footnotes (6) through (16).

(20)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, and Forms 13F and 4 filings filed with the SEC.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives and structure of our 2019 executive compensation program and includes discussion and background information regarding the compensation of our named executive officers ("NEOs" or "Named Executive Officers"). This CD&A is intended to be read in conjunction with the tables immediately following this section, which provide further historical compensation information.

The following executive officers are our named executive officers ("NEOs") for 2019:

Name	Title
Charles M. Baum, M.D., Ph.D.	President and Chief Executive Officer
Isan Chen, M.D.	Executive Vice President and Chief Medical and Development Officer
James Christensen, Ph.D.	Executive Vice President and Chief Scientific Officer
Jamie A. Donadio(1)	Former Senior Vice President and Chief Financial Officer
Chris LeMasters(1)	Former Executive Vice President and Chief Business Officer

(1)
Effective January 3, 2020, Jamie A. Donadio ceased serving as the Company's Senior Vice President and Chief Financial Officer, and Chris LeMasters ceased serving as the Company's Executive Vice President and Chief Business Officer.

Our goal is to provide a competitive total compensation package with significant emphasis on pay for performance and we believe we have been successful in implementing pay practices that motivate our executives to increase shareholder value. Our Compensation Committee believes that executive compensation should be linked to our overall performance and strategic success and shareholder returns. As such, our executive compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace for executive talent and motivate performance in a manner that supports achievement of our mission of increasing shareholder value while ensuring that these programs do not encourage excessive risk-taking. We seek to align executive incentives with long-term strategic business objectives and shareholder interests. We believe our executive compensation program as developed and implemented, as presented in this CD&A, achieves these objectives and is appropriate for a company in our industry and at our stage of growth.

With the guidance of our executive team, we achieved very strong shareholder returns ("TSR") of over 2,600% for the past three years, including a 209% increase over 2019. This resulted from achieving several corporate performance goals, including the advancement of MRTX849 and sitravatinib through clinical development, as well as other preclinical programs to address the cancer therapeutics market. The caliber of this performance drives our compensation structure, specifically the degree to which NEOs are granted equity and earn bonuses. We continue to reward our NEOs with competitive compensation packages that directly align pay with performance.
Executive Compensation Philosophy and Objectives

Our compensation philosophy is to establish and maintain a compensation program that attracts, retains, and rewards talented individuals who possess the skills necessary to create long-term shareholder value, expand our business and assist in the achievement of the Company’s strategic objectives. Our compensation program is intended to align the interests of our executive officers with those of our shareholders by measuring and rewarding the performance of our executive officers against the Company’s strategic objectives while maintaining the competitive pay level to reward our executives for Company performance. In assessing the competitiveness of our compensation program, we reference both our peer companies and broader market compensation data obtained from a third-party compensation consultant, and make adjustments, either up or down, to reflect a variety of considerations, including individual performance, scope of responsibilities, criticality of position, retention considerations and internal equity considerations. When determining the competitiveness of our pay practices, we look at the entirety of the pay and benefit package. This total compensation package is designed to be competitive in the geographical locations where we do business, focused on results, and fair and flexible.

Pay Program Overview

The primary elements of our executive compensation program for 2019 are base salary, short-term cash incentives, and long-term equity incentives. Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives. Base salaries may be adjusted based on numerous factors, including a change in an executive officer’s responsibilities, demonstrated performance or relevant market data. The annual cash incentive award plan is intended to motivate and reward our executives for the achievement of certain strategic goals of the Company. Our annual incentives for 2019 were based on the Company’s achievement of the Company’s 2019 performance goals. Long-term equity awards incentivize executives to deliver long-term shareholder value, while also providing a retention vehicle for our executive talent. We granted executives stock options in 2019 to directly align management and shareholder interests. In 2020, we will introduce RSU grants in our compensation program, to further motivate and reward performance of our key executives.

Compensation Determination Process

Say on Pay Results

In 2019, the Company held its first advisory vote on executive compensation (commonly known as 'say-on-pay' proposal). This resolution was supported by shareholders, with approximately 97.9% of shares cast. The Compensation Committee will continue to consider the results of these shareholder votes, along with other forms of shareholder input and feedback, when structuring executive pay in the future.

Also, at our 2019 Annual Meeting of Stockholders, shareholders were asked, on advisory basis, to vote on the frequency of say-on-pay votes. The vast majority of shares voted by our shareholders supported annual votes; as such, the Board has determined to annually include a say-on-pay proposal on the ballot of our annual meetings going forward.
Role of Compensation Committee

The Compensation Committee oversees and administers the overall compensation strategies and policies of the Company and establishes corporate performance goals of the CEO and other executive officers, including but not limited to the other NEOs. The Compensation Committee ensures that our compensation programs are consistent with the objectives of attracting and retaining highly qualified executives, tying pay to Company strategy and performance, and aligning executives’ incentives with long-term shareholder interests. The Compensation Committee’s responsibilities include administering the annual and long-term grants, such as stock options, and other purchase plans and reviewing and approving the annual report on executive compensation. The Compensation Committee is responsible for reviewing cash and equity incentives payable to executives and has the authority to grant options to purchase shares of the Company’s Common Stock to all participants under the Company’s equity plans, and to determine all terms and conditions of such awards. In addition, the Compensation Committee also determines compensation for the non-employee directors. In exercising these duties, the Compensation Committee holds meetings quarterly or with greater frequency, as it deems necessary.
Role of Management

Upon the request of the Compensation Committee, the Chief Executive Officer or other members of management may be invited to attend the Compensation Committee meetings to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. This enables our Compensation Committee to review, with our Chief Executive Officer, the corporate goals that the Chief Executive Officer regards as important to the achievement of our business objectives.

The Compensation Committee annually assesses the base compensation and the potential compensation that the named executive officers will be eligible to earn by achieving the Company’s goals. As part of this assessment, the CEO makes recommendations to the Compensation Committee regarding the base compensation and target incentive amounts for the executive officers that report to him. Such recommendations take into account changes in responsibilities, compensation levels for similar positions that considers factors the CEO considers important in establishing competitive compensation. The Compensation Committee discusses the CEO’s recommendations and accepts or adjusts them, in whole or in part, based on its own assessment of Company strategic goals, executive responsibilities and its own independent review.

In addition, our Compensation Committee may request certain executives to provide input on executive compensation, including assessing individual performance and future potential, market data analyses and various compensation decisions relating to bonuses, equity awards and other pay during the year. None of our executives attends any part of the Compensation Committee meetings at which deliberations or determinations of his or her compensation are discussed.

Role of Consultants
The Compensation Committee regularly enlists the services of a third-party company to conduct an evaluation of current market practices to benchmark against our current practices. In 2019, the Compensation Committee retained Radford, an Aon company, to advise it with respect to compensation of the CEO and other executive officers. Radford was selected based upon its reputation and experience as compensation consultants and its work with companies similar to Mirati.
The Compensation Committee annually evaluates the compensation consultant’s independence and performance under the applicable SEC and NASDAQ listing standards. The Compensation Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, align their interests with those of shareholders and ensure that their compensation packages will appropriately motivate and reward ongoing achievement of business goals. In that capacity, Radford provided the Compensation Committee with a peer group analysis and assisted the Compensation Committee in structuring the compensation program for the CEO and other executive officers by conducting an evaluation of current market compensation practices to compare to our current compensation practices. In 2019, Radford assisted the Compensation Committee with, among other things: executive and director market pay analysis, reviewing and modifying the compensation peer group, development of executive and director pay programs, and drafting our proxy statement disclosures, including the CD&A section.
The Compensation Committee conducted a specific review of its relationship with Radford in 2019 and determined that Radford’s work for the Compensation Committee did not raise any conflicts of interest. Radford’s work has conformed to the independence factors and guidance provided by the SEC and the NASDAQ.
Consideration of Compensation Risk

On an annual basis, the Compensation Committee conducts a thorough risk assessment of the Company’s compensation programs and practices to analyze whether they encourage employees to take excessive or inappropriate risks. To help with this assessment, Radford provides a detailed review of the Company’s compensation program and associated risks. The assessment focuses on the following areas of the Company’s practices and policies: philosophy and peer group development, total direct compensation and benchmarking (level of pay and approach to setting pay), incentive plan risk, equity plan risk, change-in-control policies, plan re-evaluation to ensure business alignment, and investor risk and other policies. After completing this review, the Compensation Committee concluded the Company’s compensation programs are, on balance, consistent with market practice and do not present material risks to the Company.
Use of Peer Group Data

With the assistance and recommendations of Radford, the Company has adopted a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. In compiling the peer group for 2019, the factors that were identified for determining our peer group were size (publicly owned companies of comparative size), current stage of product development or business activity (biotechnology companies at a comparable stage of development), market capitalization (between $1 billion to $5 billion) and region (companies operating in California and other biopharma hubs which have unique compensation practices due to the supply and demand challenges for talent).
For 2019, the Company’s peer group consisted of 19 companies, as listed below:

Acceleron Pharma*	Aimmune Therapeutics*
Amicus Therapeutics*	AnaptysBio*
Arena Pharmaceuticals*	Atara Biotherapeutics
Blueprint Medicines*	CymaBay Therapeutics
CytomX Therapeutics*	Deciphera Pharmaceuticals*
Enanta Pharmaceuticals*	Global Blood Therapeutics*
ImmunoGen*	Immunomedics*
Kura Oncology	Madrigal Pharmaceuticals*
MyoKardia*	Sangamo Therapeutics*
Xencor*
*Denotes new additions in 2019

The Compensation Committee annually evaluates the peer group for suitability and modifies the peer group as needed. Our Compensation Committee utilizes this peer group data as one reference point along with various other factors, such as the individual's performance, experience, and competitive market conditions. As such, the Compensation Committee does not commit to setting our executive pay levels at any particular percentile of the peer group.

Elements of Our Executive Compensation Program
Base Salaries

We offer base salaries that are intended to provide a fixed component of compensation for our NEOs to reward the individual value that each executive officer brings to us through experience and past and expected future contributions to our success. Base salaries for our executive officers are generally reviewed annually to determine whether an adjustment is warranted or required. In January 2019, the Compensation Committee established the base salaries of the NEOs for 2019 to be within a range that is competitive with salaries paid to executives at companies in our peer group. The Compensation Committee took the following into consideration: compensation analysis performed by Radford, based upon the Company’s 2018 peer group, scope of responsibilities, skill set, prior experience, executive’s tenure in his/her position, recommendations of the CEO, and general market conditions.

Base salaries for 2019, as compared to 2018, were as follows:

Name	2018 Base Salary ($)	2019 Base Salary ($)(1)	% Change
Charles M. Baum, M.D., Ph.D.	579,700	597,100	3%
Isan Chen, M.D.	420,500	433,100	3%
James Christensen, Ph.D.	412,000	435,000	6%
Jamie A. Donadio	363,000	373,900	3%
Chris LeMasters	363,000	373,900	3%

(1)
The 2019 base salaries approved by the Board of Directors were effective January 1, 2019 and generally reflect a 3% cost-of-living increase. Dr. Christensen's salary increase in 2019 included a 3% market adjustment to reflect current market conditions based on salaries for similar positions at peer companies.

Non-Equity Incentive Plan Bonus

We provide our executive officers, including the NEOs, with the opportunity to annually earn cash bonuses to encourage the achievement of corporate and individual objectives and to reward those individuals who significantly impact our corporate results. The Compensation Committee determines and approves cash bonus decisions for our executive officers. The bonus plan in place in 2019 was based on the company’s performance related to our corporate goals. Each corporate goal was weighted based on the Compensation Committee’s assessment of its relative value. Individual bonuses paid, if any, are calculated by multiplying the executive’s annual base salary, target bonus percentage, and percentage achievement of the corporate goals, which may be measured by reference to pre-established goals.

For our named executive officers, target bonus opportunities for 2019 were as follows, as a percentage of base salary: 55% for Dr. Baum (increased from 50% in 2018); and 40% for Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters. The Compensation Committee determined these levels were appropriate to continue to provide meaningful incentives to achieve our short-term performance goals and competitive with peer group levels.

2019 Performance Metrics and Actual Results

Annual corporate goals are established by the Board of Directors and reviewed and approved by the Compensation Committee at the beginning of each year. When establishing corporate goals, the Board of Directors considers the likelihood of success of each specific goal and includes a minimum and maximum achievement level, which considers the degree of challenge associated with each goal. At the end of the year, the Compensation Committee approves the extent to which we achieved the corporate goals.

The 2019 corporate performance goals are structured to allow for (i) a minimum goal which results in a 75% bonus payout for each goal, (ii) a target goal which results in a 100% bonus payout and (iii) a maximum goal that results in a bonus payout of up to 200%. During 2019 we met or exceeded all of our stated corporate goals so that our overall attainment of the 2019 corporate goals was at 125% of the target level. Accordingly, the Compensation Committee approved a bonus payout rate of 125% of target bonus for each of our named executive officers. Historically, to receive a performance bonus, each named executive officer must be employed on the payment date of such bonus, however the Compensation Committee approved the payment of 2019 performance bonuses to Mr. Donadio and Mr. LeMasters even though their employment terminated prior to such payment date. Cash bonus incentives for 2019 for Dr. Baum, Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters were $410,506, $216,550, $217,500, $186,950, and $186,950, respectively.

A description of the 2019 corporate performance goals are as follows:

•
Advance the Phase 1/2 Trial for MRTX849, our lead KRAS G12C compound - In January 2019, we announced that we had dosed the first patient in the dose escalation of a Phase 1/2 clinical trial in patients with advanced solid tumors that harbor G12C mutations. In October 2019, we reported the first interim clinical data from this Phase 1/2 clinical trial.

•
Advance our ongoing immuno-oncology combination clinical trial of sitravatinib in combination with nivolumab in patients with non-small cell lung cancer ("NSCLC") - In July 2019, we initiated a Phase 3 randomized clinical trial in second-line NSCLC patients. During 2019, we announced a clinical collaboration with Bristol-Myers Squibb Company in connection with the aforementioned Phase 3 clinical trial.

•
Advance our immuno-oncology combination clinical development program of sitravatinib in combination with immune checkpoint inhibitors - We reported data from our Phase 2 clinical trial for bladder cancer during November 2019.

•
Advance our sitravatinib clinical development program with BeiGene, Ltd. ("BeiGene") - Our partner, BeiGene is currently enrolling patients in clinical trials pursuant to our collaboration and license agreement. In December 2019, BeiGene reported initial proof of concept data for the ovarian cancer arm of the trial.

Equity-Based Awards

In 2019, in connection with our long-term incentive program, we used stock options to incentivize the NEOs. The exercise price, vesting and term of the stock options awarded are based on the terms of our 2013 EIP. The Compensation Committee often makes initial stock option grants upon an executive's commencement of employment and may make annual stock option grants to some or all executives. The initial level of the long-term equity component is determined on a case-by-case basis and is more subjective than the other components of compensation.

In determining the initial option award, the Board of Directors considers the most recent market evaluations that it has obtained and other factors. Annual stock option awards are determined by the Board of Directors based on availability of shares in our equity pool, performance of the individual, current individual holdings and overall compensation.

In 2019, long-term incentive awards were granted to all NEOs, including our CEO, on January 17, 2019. The following table sets forth the target value of the long-term incentive awards granted to our NEOs in 2019. Additional detail with respect to each award granted is provided below.

Name	Number of Shares (#)	Grant Date Fair Value ($)
Charles M. Baum, M.D., Ph.D.	170,000	7,474,287
Isan Chen, M.D.	60,000	2,637,984
James Christensen, Ph.D.	60,000	2,637,984
Jamie A. Donadio	60,000	2,637,984
Chris LeMasters	60,000	2,637,984

The Compensation Committee determines the appropriate stock option award value by considering how the value of equity awards will impact each NEO’s total direct compensation as well as the balance between annual and long-term compensation, fixed and at-risk compensation, the Company’s strategic and operational objectives, the responsibilities and performance of the NEOs, internal equity, the grants made by companies in our compensation peer group and other factors the Compensation Committee deems relevant. The stock options we granted to the Named Executive Officers in 2019 vest over four years, with 25% of the shares subject to the option vesting on the first anniversary of the grant date and the remaining 75% of the granted options vesting on a monthly basis in each of the thirty-six months following the first anniversary of the grant date, subject to continued services through each applicable vesting date, and have a 10 year maximum term. The stock options have exercise prices equal to the closing price of our stock on the date of grant.

For 2019, the stock option award value granted to our named executive officers was set to constitute the majority of their total 2019 target compensation because of our emphasis on granting variable at-risk compensation that is tied to our performance and creating value for our shareholders, as the stock options will only result in realized value to our executives if our share price increases following the date of grant.

2020 Equity Program

The Compensation Committee determined, in consultation with Radford, and after considering Mirati’s strong growth and market and competitor practices, to introduce restricted stock units ("RSUs") to our long-term incentive mix for 2020. The Compensation Committee noted that RSUs are becoming more prevalent in the pre-commercial biotech space, particularly in the Bay Area of California in which we primarily compete for talent. Further, RSUs can provide a strong retention vehicle, particularly during any periods of stock price volatility. Finally, the Compensation Committee noted the additional benefit of reducing share usage and managing our available equity pool more efficiently. As such, the Compensation Committee approved a mix of stock options and RSUs for executives in 2020. The RSUs will vest over a four-year period, with 25% vesting on each of the first four anniversaries of the date of grant.

Additional Policies and Practices
Anti-Hedging and Pledging Policies

Under our Insider Trading Policy, directors and executive officers, as well as certain other employees, are prohibited from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to the Company's stock. In addition, no employee, officer, director, agent or immediate family members may trade in the Company’s stock while in the possession of inside information, and executive officers, directors and certain other employees may only trade in the Company’s stock during company-specified blackout periods, such as after the release of earnings data for two full trading days.

As of the date of this proxy statement, no shares of Company common stock were pledged by any director or executive officer.
Timing of Equity Awards

Grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled Compensation Committee meetings whenever practicable. However, the Compensation Committee may otherwise approve the grant of equity awards in advance of its next scheduled meeting in connection with a new hire, promotion, and other circumstances where the Compensation Committee deems it appropriate to make such grants. The 2019 stock option grants to the executive officers were approved at the regularly scheduled meeting of the Compensation Committee held in January 2019. All stock options are granted with an exercise price that is not less than the closing price of our common stock on the grant date. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable shareholder return.
Benefits Programs

Our employee benefit plans, including our medical, dental, group life and disability insurance plans are designed to provide a competitive level of benefits to our employees generally, including our named executive officers and their families. For our retirement program, we sponsor 401(k) plan for our employees. It is a retirement savings defined contribution plan established in accordance with Section 401 of the Internal Revenue Code that provides our employees with the opportunity to defer their eligible compensation on a pre-tax basis, up to statutorily prescribed annual limits and to have this amount contributed to the 401(k) plan. In 2019, we provided a matching contribution of 4% of eligible compensation deferred, up to a maximum annual matching contribution of $2,500.

We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our named executive officers are entitled to participate in the same employee benefit plans, and on the same terms and conditions, as all other United States full-time employees.

Severance and Change in Control Arrangements

Our NEOs’ employment agreements entitle the executives to certain severance benefits. The benefits provide cash severance and equity acceleration in the event of involuntary/qualifying termination of employment without cause, or for a designated good reason.
We believe these severance benefits are consistent with those provided by our peer group and are an essential element of our overall executive compensation package due to the competitive market for executive talent in our industry. The Compensation Committee believes that the severance benefits are an important element of the NEOs’ retention and motivation and that the benefits of such severance rights agreements, including generally requiring a release of claims against us as a condition to receiving any severance benefits, are in our best interests. Enhanced severance benefits are provided for a qualifying termination that occurs in connection with a change-in-control because the severance benefits are also intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change-in-control transactions that may be in the best interests of our shareholders.
The “Potential Payments Upon Termination or Change of Control” section below describes and quantifies the severance and other benefits potentially payable to the NEOs in further detail.
Accounting and Tax Considerations
We account for share-based awards exchanged for employee services in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation - Stock Compensation ("ASC Topic 718"). Assumptions used in the calculation of these awards are included in Note 11 - “Share-Based Compensation” in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs.
Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 ("TCJA") was signed into law, Section 162(m) of the Internal Revenue Code of 1986, as amended ("IRC"), limited our deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million could be deducted if it was “performance-based compensation.” Under the TCJA, the performance-based exception has been repealed and the $1 million deduction limit now applies to anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year and the top three other highest compensated executive officers serving at fiscal year-end. The new rules generally apply to taxable years beginning after December 31, 2017.
Prior to the TCJA, the Compensation Committee had not adopted a policy requiring all compensation to be deductible, in order to maintain flexibility in compensating our executive officers in a manner designed to promote our objectives. Going forward, while the Compensation Committee intends to evaluate the effects of the revised compensation limits of Section 162(m) on any compensation it proposes to grant, the Compensation Committee intends to continue to provide future compensation in a manner consistent with our best interests and those of our shareholders, including compensation that is potentially not deductible.

Compensation Recovery ("Clawback") Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Operating Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant compensation recovery "clawback" policy as soon as, and to the extent that, the requirements of such clawbacks are finalized by the SEC.
Report of the Compensation Committee

The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Bruce L.A. Carter, Ph.D., Chair
Henry J. Fuchs, M.D.
Maya Martinez-Davis

SUMMARY COMPENSATION TABLE
The following table shows for the fiscal years ended December 31, 2019, 2018, and 2017, compensation awarded to, paid to, or earned by, the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
Charles M. Baum, M.D., Ph.D.	2019	597,100	7,474,287	410,506	2,500	8,484,393
President and Chief Executive Officer	2018	579,700	3,851,079	434,800	2,500	4,868,079
	2017	562,800	831,701	225,100	2,500	1,622,101

Isan Chen, M.D.	2019	433,100	2,637,984	216,550	2,500	3,290,134
Executive Vice President and Chief Medical and Development Officer	2018	420,500	1,040,832	252,300	2,500	1,716,132
	2017	408,300	211,900	130,700	2,500	753,400

James Christensen, Ph.D.	2019	435,000	2,637,984	217,500	2,500	3,292,984
Executive Vice President and Chief Scientific Officer	2018	374,385	2,571,375	247,200	2,500	3,195,460
	2017	360,700	211,900	115,400	2,500	690,500

Jamie A. Donadio	2019	373,900	2,637,984	186,950	2,500	3,201,334
Former Senior Vice President and Chief Financial Officer	2018	363,000	1,040,832	217,800	2,500	1,624,132
	2017	330,000	211,900	105,600	2,500	650,000

Chris LeMasters	2019	373,900	2,637,984	186,950	2,500	3,201,334
Former Executive Vice President and Chief Business Officer	2018	363,000	1,353,082	217,800	2,500	1,936,382
	2017	342,550	47,677	109,600	2,500	502,327

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the years indicated, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification ("ASC") Topic 718 for Stock Compensation transactions. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the shares of common stock underlying such stock options.

(2)
Amounts shown represent performance bonuses earned for 2019 performance, which were paid in the first quarter of 2020, 2018 performance, which were paid in cash in the first quarter of 2019, and performance bonuses earned for 2017 performance and which were paid in 2018, respectively.

(3)
Amounts shown represent matching contributions we paid under the terms of our 401(k) plan. These benefits are provided to the Named Executive Officers on the same terms as provided to all of our regular full-time employees in the United States.

Grants of Plan-Based Awards Table
The following table sets forth certain information regarding grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2019:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options Granted	Exercise Price of Option Awards ($/Share)	Grant-date Fair Value of Stock and Option Awards(2)
		Threshold ($)	Target ($)	Maximum ($)
Charles M. Baum, M.D., Ph.D.
Cash Bonus		246,304	328,405	656,810	—	—	—
Option grant	1/17/2019		—		170,000	64.14	7,474,287

Isan Chen, M.D.
Cash Bonus		129,930	173,240	346,480	—	—	—
Option grant	1/17/2019		—		60,000	64.14	2,637,984

James Christensen, Ph.D.
Cash Bonus		130,500	174,000	348,000	—	—	—
Option grant	1/17/2019		—		60,000	64.14	2,637,984

Jamie A. Donadio
Cash Bonus		112,170	149,560	299,120	—	—	—
Option grant	1/17/2019				60,000	64.14	2,637,984

Chris LeMasters
Cash Bonus		112,170	149,560	299,120	—	—	—
Option grant	1/17/2019		—		60,000	64.14	2,637,984

(1)
The target amounts reflect the dollar amount of each Named Executive Officer’s target annual performance-based bonus for 2019, each of which represented a percentage of such Named Executive Officer’s 2019 annual base salary as specified under the Named Executive Officer’s employment agreement, as subsequently increased by the Compensation Committee, if applicable. Threshold amounts reflect the dollar amount that would be payable if each performance goal were achieved at the threshold (i.e., 75%) level. Bonus amounts payable could be below the threshold level depending on achievement of performance goals.

(2)
This column represents the aggregate grant date fair value of equity awards granted in 2019 and calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the fair value of the stock option and awards can be found under Note 11 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

Outstanding Equity Awards at Fiscal Year End
The following table shows certain information regarding outstanding equity awards for the Named Executive Officers.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date
Charles M. Baum, M.D., Ph.D.	1/17/2019		—	170,000	$64.14	1/16/2029
	1/18/2018		88,646	96,354	$27.00	1/17/2028
	5/9/2017	(3)	167,204	—	$8.49	11/12/2022
	1/26/2017		80,203	29,792	$5.40	1/25/2027
	1/22/2016		111,652	2,396	$24.99	1/21/2026
	2/4/2015		81,458	—	$21.51	2/3/2025
	5/21/2014		138,514	—	$17.41	5/20/2024
Isan Chen, M.D.	1/17/2019		—	60,000	$64.14	1/16/2029
	1/18/2018		23,958	26,042	$27.00	1/17/2028
	1/26/2017		36,455	13,542	$5.40	1/25/2027
	1/22/2016		58,506	1,250	$24.99	1/21/2026
	2/4/2015		25,283	—	$21.51	2/3/2025
	5/21/2014		5,913	—	$17.41	5/20/2024
	11/8/2013		96,668	—	$15.79	11/7/2023
James Christensen, Ph.D.	1/17/2019		—	60,000	$64.14	1/16/2029
	12/6/2018		7,500	22,500	$39.76	12/5/2028
	1/18/2018		38,333	41,667	$27.00	1/17/2028
	1/26/2017		14,583	13,542	$5.40	1/25/2027
	10/27/2016		8,753	6,250	$5.50	10/26/2026
	1/22/2016		43,750	1,250	$24.99	1/21/2026
	2/4/2015		15,000	—	$21.51	2/3/2025
	5/21/2014		13,767	—	$17.41	5/20/2024
Jamie A. Donadio	1/17/2019		—	60,000	$64.14	1/16/2029
	1/18/2018		23,958	26,042	$27.00	1/17/2028
	1/26/2017		16,458	13,542	$5.40	1/25/2027
	10/27/2016		6,875	6,250	$5.50	10/26/2026
	3/21/2016		18,750	1,250	$20.40	3/20/2026
	1/22/2016		21,542	458	$24.99	1/21/2026
	2/4/2015		17,000	—	$21.51	2/3/2025
	5/21/2014		1,100	—	$17.41	5/20/2024
Chris LeMasters	1/17/2019		—	60,000	$64.14	1/16/2029
	1/18/2018		31,146	33,854	$27.00	1/17/2028
	1/26/2017		8,203	3,047	$5.40	1/25/2027
	10/3/2016		35,000	25,000	$6.45	10/2/2026

(1)	To the extent options are exercised the gains, if any, will depend on the value of the shares of common stock on the date of exercise.

(2)
Option grants vest over four years with twenty five percent of the shares subject to the option vesting on the first anniversary of the grant date and one forty-eighth of the shares subject to the option vesting in each of the thirty-six months following the anniversary of the grant date. Options granted have a 10-year maximum term.

(3)
The option granted to Dr. Baum on May 9, 2017 relates to the modification of Dr. Baum's option grant dated November 13, 2012, which was set to expire on November 12, 2017. The Company modified the options by extending the expiration date an additional five years.

     We did not engage in any modifications, nor did we engage in any repricings or cancellations to any outstanding stock option awards, including those of our Named Executive Officers, during 2019.
Option Exercises
The following table provides information regarding the number of shares of Common Stock acquired and value realized pursuant to the exercise of stock options during 2019 by each of the Named Executive Officers.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Charles M. Baum, M.D., Ph.D.	108,119	7,768,930
Isan Chen, M.D.	870	36,577
James Christensen, Ph.D.	6,666	797,004
Jamie A. Donadio	15,000	1,043,252
Chris LeMasters	60,000	3,919,454

(1)
Amounts shown do not reflect amounts actually received by the named individuals. The value realized on exercise is equal to the difference between the option exercise price and the market price of our Common Stock on the date of exercise, multiplied by the number of shares subject to the option, regardless of whether the individual actually sold any of the shares received upon exercise or the amount received in connection with any such sale, and without taking into account any taxes that may be payable in connection with the transaction.

Employment Agreements with Named Executive Officers
We have entered into employment agreements with each of our Named Executive Officers, as further described below. The employment agreements provide that: (1) the officer will receive a base salary; (2) the officer will be eligible to receive an annual performance-based bonus; and (3) the officer will be eligible to receive grants of stock options which will be reviewed annually in accordance with our policies and will be eligible to participate in our fringe benefit programs. The employment agreements have an indefinite term.
Furthermore, the employment agreements provide for, among other things, specific non-competition and non-solicitation covenants, which remain in effect for one year following termination, as well as a confidentiality covenant which remains in effect indefinitely or until the confidential information is publicly disclosed. In addition, there are covenants stipulating that any intellectual property developed in the course of their employment is our property.
Dr. Baum
We entered into an amended and restated employment agreement with Dr. Baum in July 2013, which provides for:

•	an initial annual base salary of $500,000;

•	an annual non-equity incentive plan bonus target of 50% of his annual base salary;

•	the remainder of the initial equity component of his compensation of an aggregate of 398,000 shares, representing options to purchase 207,240 shares which he received on July 17, 2013; and

•	participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Dr. Baum's employment is at will and may be terminated at any time by either us or Dr. Baum. In December 2016 we entered into an amendment to Dr. Baum's amended and restated employment agreement which entitles Dr. Baum to amended termination benefits as described in the "Potential Payments Upon Termination or Change of Control" below.
Dr. Chen

We entered into a letter agreement with Dr. Chen in August 2013, which provides for:

•	an initial annual base salary of $370,000;

•	a non-equity incentive plan bonus target of 40% of his annual base salary;

•	an initial stock option award to purchase 110,000 shares which he received on November 8, 2013; and

•	participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Dr. Chen's employment is at will and may be terminated at any time by either us or Dr. Chen. In December 2016 we entered into an amendment to Dr. Chen's letter agreement which entitles Dr. Chen to receive amended termination benefits as described in the "Potential Payments Upon Termination or Change of Control" below.
Dr. Christensen
We entered into a letter agreement with Dr. Christensen in May 2013, which provides for:

•	an initial annual base salary of $270,000;

•	a signing bonus of $75,000;

•	a non-equity incentive plan bonus target of 30% of his annual base salary;

•	an initial stock option award to purchase 30,000 shares which he received on July 17, 2013; and

•	participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Dr. Christensen's employment is at will and may be terminated at any time by either us or Dr. Christensen. In December 2016 we entered into an amendment to Dr. Christensen's letter agreement which entitles Dr. Christensen to receive termination benefits as described in the "Potential Payments Upon Termination or Change of Control" below.

Mr. Donadio
We entered into a letter agreement with Mr. Donadio in March 2013, which provides for:

•	an initial annual base salary of $195,000;

•	a non-equity incentive plan bonus target of 30% of his annual base salary;

•	an initial stock option award to purchase 30,000 shares which he received on March 20, 2013; and

•	participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Mr. Donadio's employment is at will and may be terminated at any time by either us or Mr. Donadio. In December 2016 we entered into an amendment to Mr. Donadio's letter agreement which entitles Mr. Donadio to receive termination benefits as described in the "Potential Payments Upon Termination or Change of Control" below. In connection with ceasing to serve as the Senior Vice President and Chief Financial Officer in January 2020, we entered into a separation and release agreement with Mr. Donadio that provides for (a) a cash payment equal to 12 months of his base salary, payable in a lump sum, (b) accelerated vesting of all stock options that otherwise would have vested in the 12 months following the termination and (c) payment of COBRA group health insurance premiums for up to 12 months.

Mr. LeMasters
We entered into a letter agreement with Mr. LeMasters in September 2016, which provides for:

•	an initial annual base salary of $340,000;

•	a non-equity incentive plan bonus target of 40% of his annual base salary;

•	an inducement stock option award to purchase 120,000 shares; and

•	participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.

Mr. LeMasters' employment is at will and may be terminated at any time by either us or Mr. LeMasters. In December 2016 we entered into an amendment to Mr. LeMasters' letter agreement which entitles Mr. LeMasters to receive termination benefits as described in the "Potential Payments Upon Termination or Change of Control" below. In connection with ceasing to serve as the Executive Vice President and Chief Business Officer in January 2020, we entered into a separation and release agreement with Mr. LeMasters that provides for (a) a cash payment equal to 12 months of his base salary, payable in a lump sum, (b) accelerated vesting of all stock options that otherwise would have vested in the 12 months following the termination and (c) payment of COBRA group health insurance premiums for up to 12 months.

Potential Payments Upon Termination or Change of Control

Under the December 2016 amendment to the amended and restated employment agreement for Dr. Baum and the amendments to the letter agreements for Dr. Chen, Dr. Christensen, Mr. Donadio and Mr. LeMasters, all severance payments are conditioned upon the executive providing a release of claims against us.

The December 2016 amendment to the amended and restated employment agreements for Dr. Baum provides that in the event of a termination without cause for Dr. Baum or, in the case of resignation for good reason, in each case not in connection with a change in control, we will provide:

•	any earned and accrued base salary, vacation pay, and other payments and benefits earned and payable by law;

•	a cash payment equal to 18 months of base salary, payable in a lump sum;

•	accelerated vesting of all stock options that otherwise would have vested in the 18 months following termination; and

•	payment of COBRA group health insurance premiums for up to 18 months.

The December 2016 amendments to the letter agreements for Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters provide that in the event of a termination without cause for Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters or, in the case of resignation for good reason, in each case not in connection with a change in control, we will provide:

•	any earned and accrued base salary, vacation pay, and other payments and benefits earned and payable by law;

•	a cash payment equal to 12 months of base salary, payable in a lump sum;

•	accelerated vesting of all stock options that otherwise would have vested in the 12 months following termination; and

•	payment of COBRA group health insurance premiums for up to 12 months.

The December 2016 amendment to the amended and restated employment agreement for Dr. Baum and the December 2016 amendments to the letter agreements for Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters provide for involuntary termination benefits in the event of a termination without cause or resignation for good reason in connection with a change of control. The following benefits are provided:

•	any earned and accrued base salary and vacation pay, and other payments and benefits earned and payable by law;

•	with respect to Dr. Baum, 24 months of base salary, payable in a lump sum plus a lump sum cash amount equivalent to his target annual bonus for the year in which involuntary termination occurs;

•
with respect to Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters, 12 months of base salary, payable in a lump sum plus a lump sum cash amount equivalent to their target annual bonus for the year in which involuntary termination occurs;

•	full vesting acceleration of all outstanding stock options;

•	with respect to Dr. Baum, payment of COBRA group health insurance premiums for up to 24 months; and

•	with respect to Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters, payment of COBRA group health insurance premiums for up to 12 months.

Under the terms of the 2013 EIP, options held by our executive officers may be subject to acceleration, termination or other treatment in connection with a change of control transaction or their termination of employment.
The following tables set forth the potential severance benefits payable to our NEOs under certain circumstances, assuming such event occurred on December 31, 2019:
Potential Payments Upon Termination Table*

Name	Severance ($)(1)	Accrued Compensation ($)(2)	Option Awards ($)(3)	Medical ($)(4)	Total ($)
Charles M. Baum, M.D., Ph.D.	895,650	84,972	19,373,087	26,539	20,380,248
Isan Chen, M.D.	433,100	37,778	4,807,038	20,012	5,297,928
James Christensen, Ph.D.	435,000	61,904	7,010,238	25,368	7,532,510
Jamie A. Donadio	373,900	37,888	5,631,347	20,012	6,063,147
Chris LeMasters	373,900	52,213	6,923,468	25,368	7,374,949
*Reflects a termination without cause, or in the case of resignation for good reason, not in connection with a change in control.

(1)
For the NEOs other than our Chief Executive Officer, amount represents a lump sum cash payment equal to 12 months of base salary. For our Chief Executive Officer, amount represents a lump sum cash payment equal to 18 months of base salary.

(2)	Accrued compensation is comprised of any earned or accrued base salary, vacation pay, and other payments and benefits earned and payable by law.

(3)
The amounts in this column represent the intrinsic value of "in-the-money" unvested options as of December 31, 2019 that would vest in accordance with the executive officer's employment agreement. Values were derived using the closing price of the Company's common stock on December 31, 2019 of $128.86.

(4)	Medical is comprised of health insurance premiums for the period specified in each executive officer's employment agreement.

Potential Payments Upon Change in Control Table*

Name	Severance ($)(1)	Accrued Compensation ($)(2)	Option Awards ($)(3)	Medical ($)(4)	Total ($)
Charles M. Baum, M.D., Ph.D.	1,522,605	84,972	24,744,011	35,385	26,386,973
Isan Chen, M.D.	606,340	37,778	8,337,571	20,012	9,001,701
James Christensen, Ph.D.	609,000	61,904	12,704,883	25,368	13,401,155
Jamie A. Donadio	523,460	37,888	9,161,881	20,012	9,743,241
Chris LeMasters	523,460	52,213	10,768,001	25,368	11,369,042
*Reflects involuntary termination benefits in the event of a termination without cause or resignation for good reason in connection with a change in control.

(1)
For the NEOs other than our Chief Executive Officer, amount represents a lump sum cash payment equal to 12 months of base salary plus a lump sum cash amount equivalent to their target bonus for the year in which involuntary termination occurs. For our Chief Executive Officer, amount represents a lump sum cash payment equal to 24 months of base salary plus a lump sum cash amount equivalent to his target annual bonus for the year in which involuntary termination occurs.

(2)	Accrued compensation is comprised of any earned or accrued base salary, vacation pay, and other payments and benefits earned and payable by law.

(3)
The amounts in this column represent the intrinsic value of "in-the-money" unvested options as of December 31, 2019 that would vest in accordance with the executive officer's employment agreement. Values were derived using the closing price of the Company's common stock on December 31, 2019 of $128.86.

(4)	Medical is comprised of health insurance premiums for the period specified in each executive officer's employment agreement.

CEO Pay Ratio

Under the SEC rules adopted pursuant to the Dodd-Frank Act, we are required to disclose the ratio of the annual total compensation of our chief executive officer ("CEO"), Charles A. Baum, M.D., Ph.D., to the median of the annual total compensation of all of our employees other than Dr. Baum (the "CEO Pay Ratio").

For fiscal 2019,

•	the median of the annual total compensation of all employees of the Company (other than the CEO) was $588,168 and

•	the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $8,484,393.

Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 14 to 1.

The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with the SEC rule and applicable guidance. Set forth below is a description of the methodology, including any material assumptions, adjustments and estimates, the Company used to identify the median employee for purposes of the SEC rules.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. We identified the median employee using our employee population on October 1, 2019, all of whom are based in the United States (94 employees excluding Dr. Baum). Under the relevant rules, we are required to identify the median employee by use of a "consistently applied compensation measure" ("CACM"). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee: a) annual base pay, b) annual target cash incentive opportunity, and c) the estimated grant date fair value determined in accordance with FASB ASC Topic 718 for equity awards granted as of October 1, 2019. Because we had an even number of employees (excluding Dr. Baum) as of the date of this analysis, two individuals were at the median. As a result, we selected the individual who was not a new hire. We then calculated the median employee’s annual target total direct compensation in same manner that we determined Dr. Baum’s total compensation for purposes of the Summary Compensation Table disclosed above. The annual total compensation of our median employee compensation was $588,168 and Dr. Baum's annual total compensation was $8,484,393. Therefore, our CEO Pay Ratio for 2019 is approximately 14:1. Because the SEC rules for identifying the median employee and calculating the CEO Pay Ratio allow companies to use different methodologies, to apply certain exemptions, and to make reasonable estimates and assumptions, the CEO Pay Ratio calculation presented above may not be comparable to the pay ratio reported by other companies.

Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, restricted stock units and rights (a)	Weighted average exercise price of outstanding options (b)	Number of securities remaining available for issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2013 Equity Incentive Plan	5,227,977	$44.53	2,217,778
2013 Employee Stock Purchase Plan	—	—	142,872
Total equity compensation plans approved by security holders	5,227,977		2,360,650

Equity compensation plans not approved by security holders(1)	60,000	$6.45	417,343

(1) The Compensation Committee of our Board of Directors approved an inducement grant to our Chief Business Officer as an inducement material to entering into employment with the Company pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules. The inducement grant consists of a stock option to purchase up to 120,000 shares of our common stock with a per share exercise price or $6.45, which was the adjusted closing price of our common stock on the October 3, 2016 grant date.

In December 2019, our Board of Directors adopted the Inducement Plan, reserving 417,343 shares of our common stock for issuance of stock options and other equity to new employees who satisfy the standards for inducement grants in accordance with the Nasdaq Stock Market LLC listing rules. As of December 31, 2019, no grants were issued from the Inducement Plan.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Compensation Committee, in consultation with Radford, reviews the director compensation levels of the peer group and recommends the compensation of non-employee directors to the Board of Directors on an annual basis. The following table summarizes the compensation earned by or paid to each of the non-employee directors in 2019:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Bruce L.A. Carter, Ph.D.	67,000	539,671	606,671
Julie M. Cherrington, Ph.D.(2)	25,000	1,965,698	1,990,698
Aaron I. Davis	40,000	539,671	579,671
Henry J. Fuchs, M.D.	63,500	539,671	603,171
Michael Grey	50,000	539,671	589,671
Faheem Hasnain(3)	61,250	2,589,682	2,650,932
Craig Johnson	65,500	539,671	605,171
Rodney W. Lappe, Ph.D.(4)	30,000	962,616	992,616
Maya Martinez-Davis	53,000	539,671	592,671

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. These amounts do not reflect the actual economic value that will be realized by the non-employee directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the shares of common stock underlying such stock options.

(2)	Dr. Cherrington was appointed to the Board on June 27, 2019. The amounts shown reflect the pro-rated amount earned for the period June 27 through December 31, 2019.

(3)	Mr. Hasnain was appointed to the Board on February 15, 2019. The amounts shown reflect the pro-rated amount earned for the period February 15 through December 31, 2019.

(4)	Dr. Lappe resigned as a member of the Board effective April 22, 2019, and therefore received compensation until April 22, 2019, his last day of service.

On December 12, 2019, the Compensation Committee approved changes to the cash retainer element and equity compensation based upon a compensation assessment conducted by Radford and is reflective of competitive director pay practices of the 2020 peer group. The following table summarizes the current annual compensation for non-employee directors, pursuant to our amended and restated non-employee director compensation policy:

Cash Compensation		Stock-Based Compensation
Board of Directors annual retainer	$40,000	Number of shares underlying stock options granted upon joining the Board	8,000
Incremental annual retainer for the Chairman	$35,000	Number of restricted stock units granted upon joining the Board	4,000
		Number of shares underlying stock options granted annually to all directors	4,000
Committee Chair annual retainer		Number of restricted stock units granted annually to all directors	2,000
Audit	$20,000	Incremental annual number of shares underlying stock options granted annually for the Chairman	2,000
Compensation	$15,000	Incremental annual number of restricted stock units granted annually for the Chairman	1,000
Nominating and Corporate Governance	$10,000
Research and Development	$15,000
Committee member annual retainer
Audit	$10,000
Compensation	$7,500
Nominating and Corporate Governance	$5,000
Research and Development	$7,500

The stock options granted upon joining the Board vest in a series of 36 substantially equal monthly installments after the date of grant, and the stock options granted upon re-election to serve on the Board vest in 12 substantially equal monthly installments after the date of grant. The restricted stock units upon joining the Board vest in a series of three substantially equal annual installments after the date of grant, and the restricted stock units granted upon re-election to serve on the Board vest in full on the first anniversary of the date of grant.

Director's fees are pro-rated to the date the director is appointed or elected. In addition, directors are reimbursed for all reasonable and documented travel-related expenses incurred by them in order to attend Board of Directors and committee meetings, subject to our travel policy.
Limitation of Liability and Indemnification
Our amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	transaction from which the directors derived an improper personal benefit.
Our amended and restated certificate of incorporation does not eliminate a director's duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. These limitations also do not affect a director's responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification. We have obtained a directors' and officers' liability insurance policy.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2019 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements, which are described under "Executive and Director Compensation."
Participation in Offerings
In January 2020, the Company sold 3,538,462 shares of its common stock at a public offering price of $97.50 per share. The following table sets forth the number of shares of our common stock purchased by holders of more than 5% of our common stock or entities affiliated with them, and entities affiliated with certain of our directors:

Name	Shares Of Common Stock	Purchase Price
FMR LLC	550,000	$97.50
Janus Henderson Group	275,000	$97.50
Perceptive Advisors LLC	125,000	$97.50
Vanguard Group, Inc.	100,000	$97.50
Avoro Capital Advisors	100,000	$97.50
Boxer Capital, LLC	50,000	$97.50

In June 2019, the Company sold 2,415,000 shares of its common stock at a public offering price of $97.00 per share. The following table sets forth the number of shares of our common stock purchased by holders of more than 5% of our common stock or entities affiliated with them, and entities affiliated with certain of our directors:

Name	Shares Of Common Stock	Purchase Price
Perceptive Advisors LLC	450,000	$97.00
FMR LLC	205,600	$97.00
Janus Henderson Group	80,000	$97.00
Vanguard Group, Inc.	57,193	$97.00

In January 2019, the Company sold 1,854,838 shares of its common stock at a public offering price of $62.00 per share. The following table sets forth the number of shares of our common stock purchased by holders of more than 5% of our common stock or entities affiliated with them, and entities affiliated with certain of our directors:

Name	Shares Of Common Stock	Purchase Price
FMR LLC	553,500	$62.00
Boxer Capital, LLC	150,000	$62.00
BlackRock Inc.	80,000	$62.00

Consulting Agreement with F. Hasnain

Faheem Hasnain provided consulting services to the Company pursuant to a Consulting Agreement, dated May 1, 2017, as amended on April 30, 2018 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, (i) on May 1, 2017, the Company granted Mr. Hasnain an option to purchase 35,000 shares of common stock at an exercise price of $4.35 per share, which shares vested in full on July 31, 2017, and (ii) on July 11, 2018 the Company granted Mr. Hasnain an option to purchase 10,000 shares of common stock at an exercise price of $49.20 per share, which shares vest in a series of 12 equal monthly installments. The Consulting Agreement was terminated on February 15, 2019.

Employment Arrangements
We currently maintain written employment agreements with several of our Named Executive Officers, as described in "Executive Compensation."

Stock Options Granted to Executive Officers and Directors
We have granted stock options to our executive officers and directors, as more fully described in "Executive Compensation."
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, as described in "Executive Compensation—Limitation of Liability and Indemnification."
Director Affiliations With Our Principal Stockholders
Some of our directors that served during 2019 are affiliated with our principal stockholders as indicated in the table below:

Director	Affiliation
Rodney W. Lappe, Ph.D.(1)	Boxer Capital, LLC
Aaron I. Davis(2)	Boxer Capital, LLC
(1) Dr. Lappe resigned as member of the Board effective April 22, 2019.
(2) Mr. Davis is Chief Executive Officer of Boxer Capital, LLC.
Board Observer and Nomination Rights
As long as Boxer Capital beneficially owns at least 10% of our issued and outstanding shares of common stock, calculated on a partially diluted basis (assuming only the exercise of any convertible securities or rights to acquire shares of common stock of such stockholders), or Baker Bros. beneficially owns at least 1,500,000 shares of our common stock, then Baker Bros. and Boxer Capital, as the case may be, has the right to appoint an observer to the Board of Directors. Each observer has the right to receive notice of and attend the meetings of the Board of Directors, and has the right to address the Board of Directors at any of its meetings, but does not have any right to vote at any meeting of the Board of Directors.
In addition to appointing an observer, as long as Boxer Capital owns at least 10% of the issued and outstanding shares of common stock, calculated on a partially diluted basis (assuming only the exercise of any convertible securities or rights to acquire shares of common stock of such stockholders), then Boxer Capital has the right, but not the obligation, to nominate one person to the Board of Directors. We are required to include Boxer Capital's director nominees in our proposed slate of directors at each annual or special (if applicable) meeting and recommend that stockholders vote in favor of such nominee. Aaron I. Davis, who has served as a member of our Board of Directors since December 2018, is Boxer Capital's director nominee.
Policies and Procedures for Transactions with Related Persons
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of "related-person transactions." For purposes of our policy only, a "related-person transaction" is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are, were or will be participants involving an amount that exceeds $120,000.
Transactions involving compensation for services provided to us by an employee, consultant or director will not be considered related-person transactions under this policy. A "related person" as determined since the beginning of our last fiscal year is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.
The policy imposes an affirmative duty upon each director and executive officer to identify, and we will request that significant stockholders identify, any transaction involving them, their affiliates or immediate family members that may be considered a related party transaction before such person engages in the transaction. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. In considering related-person transactions, our Audit Committee or other independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us of the transaction;

•	the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. Our policy requires that, in reviewing a related party transaction, our Audit Committee must consider, in light of known circumstances, and determine in the good faith exercise of its discretion whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders.
Compensation Committee Interlocks and Insider Participation
None of our current or former executive officers serve as a member of our Compensation Committee. None of our officers serve, or have served during the last completed fiscal year on the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Mirati Therapeutics, Inc. stockholders will be "householding" our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Mirati Therapeutics, Inc. Direct your written request to Mirati Therapeutics, Inc., Attn: Investor Relations, 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Daniel Faga Executive Vice President and Chief Operating Officer

April 17, 2020

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MRTX2020**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M84657-P62063

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M84658-P62063

MIRATI THERAPEUTICS INC
Annual Meeting of Stockholders
May 12, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Charles M. Baum and Daniel R. Faga, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MIRATI THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on May 12, 2020, at www.virtualshareholdermeeting.com/MRTX2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side